Exhibit 99.1

[ONEOK Partners Logo]	NEWS
May 13, 2008	Analyst Contact: Christy Williamson
918-588-7163
Media Contact: Megan Washbourne
918-588-7572

ONEOK Partners to Present at

2008 Master Limited Partnership Investor Conference

TULSA, Okla. - May 13, 2008 -- ONEOK Partners, L.P. (NYSE: OKS) will present at the Master Limited Partnership Investor Conference in New York on Thursday, May 22, 2008,

beginning at approximately 8:30 a.m. Eastern Daylight Time (7:30 a.m. Central Daylight Time).

John W. Gibson, chairman, president and chief executive officer of ONEOK Partners,

will present.

The conference will be webcast and will be accessible on ONEOK Partners' Web site at

www.oneokpartners.com. The presentation slides will be available beginning at 8 a.m. Eastern

Time (7 a.m. Central Time). A replay of the webcast will be archived for 30 days after the conference.

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ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 47.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web site at www.oneokpartners.com. OKS-FV

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